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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of MCK Communications, Inc. for the registration of 186,595 shares of its common stock issued to the stockholders of DTI Holdings, of our report dated May 31, 2000, except as to Note 16, as to which the date is June 14, 2000, with respect to the consolidated financial statements of MCK Communications, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 2000, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Boston, Massachusetts

May 1, 2001